Exhibit 99.2

Privileged & Confidential

TEG To Pursue Acquisition of New 1,210-Room Hotel & Events Complex in Tashkent

Acquisition would add six internationally branded hotels and dedicated conference facilities to TEG’s growing hospitality and events portfolio

Tashkent, Uzbekistan, Nov 05, 2026, 08:30 ET – TEG Overseas, Inc. (“TEG” or the “Company”), a leading Uzbekistan-based, integrated hospitality, tourism and events business, today announced that its wholly owned subsidiary, TEG SPV LLC, has signed a non-binding Preliminary Agreement to acquire the newly constructed Alfraganus complex in Tashkent from Dreams Island LLC.

Located in the capital of one of the world’s fastest growing tourism destinations, the Alfraganus complex comprises six internationally branded hotels totaling 1,210 rooms, together with a 7,200-square meter conference and events venue. The complex includes Hyatt Place, Hilton Garden Inn, Fairfield by Marriott, ibis, Holiday Inn Express and Wyndham Garden, building on TEG’s longstanding relationships with leading global hospitality brands, providing both business and leisure travelers with a diverse range of quality accommodation and events options across a range of price points.

The acquisition would expand TEG’s portfolio of hospitality and MICE (Meetings, Incentives, Conferences/Conventions, and Exhibitions) assets while advancing its position as a champion of Uzbek hospitality. With significant hotel capacity and integrated event infrastructure, the Alfraganus complex is designed to be a differentiated hospitality and events destination capable of hosting large-scale international events and accommodating attendees in a single location.

The complex is currently in the final stages of construction, and TEG intends to complete the acquisition following the commissioning of all assets, which is expected in the second quarter of 2027; provided, however, that completion could be subject to delays for any number of reasons, including applicable construction delays. From the point of completion, and assuming the acquisition is consummated, TEG plans to leverage the experience and deep local market expertise of its existing operating team to manage the hotels and integrate them into its broader operations.

“The strength of TEG has always been growth based on holistic tourism ecosystem development. The proposed acquisition of Alfraganus represents an important step in executing our robust growth pipeline,” said Anita Mendiratta, Chairperson of the Board of Directors of TEG. “The scale and quality of Alfraganus would make it a compelling addition to our portfolio, assuming the acquisition is consummated, and a meaningful opportunity to expand our year-round hospitality and events offering as Uzbekistan emerges as an international tourism and MICE hub.”

The Alfraganus complex is conveniently located less than a 10-minute drive from Tashkent International Airport and less than five minutes from the city’s central train station, offering seamless access to Samarkand, Bukhara and other major destinations across Uzbekistan.

As both TEG and Dreams Island LLC are part of AKFA Group, the proposed acquisition would constitute a related-party transaction.

About TEG

TEG is a leading, multi-dimensional tourism and hospitality business in Uzbekistan, building an integrated portfolio and ecosystem of hospitality, events and destination assets to serve the country’s fast-growing visitor economy. TEG’s portfolio includes Hilton Tashkent City, Wyndham Bukhara and the Central Asian Expocenter. As part of AKFA Group, one of Uzbekistan’s largest private groups of companies, TEG benefits from institutional scale, deep sector relationships and broader development capabilities. TEG’s growth strategy is focused on maximizing the potential of its existing portfolio while executing a pipeline of additional hospitality and tourism assets across Uzbekistan and the broader region. The Company is listed on OTC Markets and trades under the ticker “TEGO”. For more information, visit https://www.tegcompany.com/.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including statements related to TEG’s current views and expectations with respect to its future performance and operations, including revenues, earnings, cash flow and other financial and operating measures. Forward-looking statements are any statements other than statements of historical fact, including those that convey management’s expectations as to the future based on plans, estimates and projections at the time TEG makes the statements and may be identified by words such as “will,” “would,” “expect,” “believe,” “plan,” “anticipate,” “predict,” “intend,” “goal,” “future,” “forward,” “remain,” “confident,” “outlook,” “guidance,” “target,” “objective,” “estimate,” “projection” and similar words or expressions, including the negative version of such words and expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of TEG to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, general economic conditions, including inflation, higher interest rates and potential recessionary pressures, which may impact decisions by consumers and businesses to use travel accommodations; global trade disputes, including with China; the performance of the financial and credit markets; the economic environment for the hospitality industry; operating risks in the hospitality business; TEG’s relationships with hotels, conference centers and other properties; the impact of war, terrorist activity, political instability or political strife; global or regional health crises or pandemics including the resulting impact on TEG’s business, operations, financial results, cash flows and liquidity, as well as the impact on guests and team members, the hospitality industry and overall demand for and restrictions on travel; TEG’s ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with the covenants thereunder; risks related to TEG’s ability to obtain financing and the terms of such financing, including access to liquidity and capital, as well as any risks reported in the reports filed by TEG with the Securities and Exchange Commission. These risks and uncertainties are not the only ones TEG may face and additional risks may arise or become material in the future. TEG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.